                                                                   EXHIBIT 10.66


                    LIMITED LIABILITY COMPANY AGREEMENT OF
                      @ VENTURES EXPANSION PARTNERS, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT of @ Ventures Expansion Partners, LLC (the "LLC"), dated as of February 10, 2000, is by and among the persons named on Schedule A attached hereto, each of whom is designated as either a
         ----------
Capital Member or a Managing Member.

     WHEREAS, the LLC was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, by the filing, on or about the date hereof, in the Office of the Secretary of State of the State of Delaware, of a Certificate of Formation for the LLC (the "Certificate"); and

     WHEREAS, the Members desire to enter into this Agreement to set forth the agreements among the Members with respect to the LLC, all as more fully set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the agreements hereinafter set forth, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     The following capitalized terms used in this Agreement shall have the respective meanings ascribed to them below:

     "Act" means the Delaware Limited Liability Company Act, in effect at the
      ---
time of the initial filing of the Certificate with the Office of the Secretary of State of the State of Delaware, and as thereafter amended from time to time.

     "Affiliate" shall mean, with respect to any specified person or entity, (i)
      ---------
any person or entity that directly or indirectly controls, is controlled by, or is under common control with such specified person or entity; (ii) any person or entity that directly or indirectly controls 10% or more of the outstanding equity securities of the specified entity or of which the specified person or entity is directly or indirectly the owner of 10% or more of any class of equity securities; (iii) any person or entity that is an officer of, director of, manager of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified person or entity or of which the specified person or entity is an officer, director, partner, manager or trustee, or with respect to which the specified person or entity serves in a similar capacity; or (iv) any person that is a spouse, mother, father, brother, sister or lineal descendant of the specified person.

     "Agreement" means this Limited Liability Company Agreement as it may be
      ---------
amended, supplemented, or restated from time to time.

     "Capital Account" means a separate account maintained for each Member and
      ---------------
adjusted in accordance with Treasury Regulations under Section 704 of the Code. To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:

               (i) There shall be credited to each Member's Capital Account the amount of any cash actually contributed by such Member to the capital of the LLC, the fair market value of any property contributed by such Member to the capital of the LLC, the amount of liabilities of the LLC assumed by the Member or to which property distributed to the Member was subject and such Member's share of the Net Profits of the LLC and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the fair market value of any property distributed to such Member by the LLC, the amount of liabilities of the Member assumed by the LLC or to which property contributed by the Member to the LLC was subject and such Member's share of the Net Losses of the LLC and of any items in the nature of losses or deductions separately allocated to the Members.

               (ii) If the LLC at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share of the Net Profits, Net Losses or items thereof that would be realized by the LLC if it sold the assets that were distributed at their respective fair market values (taking Code
     Section 7701(g) into account) immediately prior to their distribution.

               (iii) If elected by the LLC in accordance with Section 6.01(b) hereof, at any time specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Account balance of each Member shall be adjusted to the extent provided under such Treasury Regulation to reflect the Member's allocable share (as determined under Article V) of the items of Net Profits or Net Losses that would be realized by the LLC if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on the day of the adjustment.

     "Capital Member" shall refer severally to any person named as a Capital
      --------------
Member in this Agreement and any person who becomes an additional, substitute or replacement Capital Member as permitted by this Agreement, in such person's capacity as a Capital Member of the LLC. "Capital Members" shall refer collectively to all such persons in their capacities as Capital Members.

     "Carrying Value" means, with respect to any asset, the asset's adjusted
      --------------
basis for federal income tax purposes; provided, however, that (i) the initial
                                       -------- --------
Carrying Value of any asset contributed to the LLC shall be adjusted to equal its gross fair market value at the time of its contribution and (ii) the Carrying Values of all assets held by the LLC shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Members described in paragraph
(iii) of the definition of "Capital Account." The Carrying Value of any asset whose Carrying Value was adjusted pursuant to the preceding sentence thereafter shall be adjusted in accordance with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(iv)(g).

     "Cause" shall mean, in connection with the termination of a Managing
      -----
Member's relationship with the Employer:

               (i) conviction of, or plea of nolo contendere to, (A) a felony, whether or not business related, which may injure the business or reputation of the Employer, or (B) a crime of moral turpitude;

               (ii)   theft or embezzlement of assets of the Employer;

               (iii) a material breach of any agreement between the Managing Member and the Employer including, without limitation, any violation of the covenants set forth in Sections 6.06 and 6.07 below;

               (iv) the willful and continued failure by the Managing Member to substantially perform his or her duties (other than as a result of incapacity due to physical or mental illness); or

               (v) gross neglect of duties or responsibilities as an employee of the Employer, or as a Managing Member, or dishonesty or incompetence, or willful misconduct, which in any case adversely affects the business of the Employer, but only if there has been a good faith determination by a Majority in Number of the Voting Managing Members other than the subject Managing Member that such neglect or misconduct or dishonesty or incompetence has occurred.

     "Certificate" means the Certificate of Formation creating the LLC, as it
      -----------
may, from time to time, be amended in accordance with the Act.

     "CMGI" means CMGI Inc., a Delaware corporation.
      ----

     "CMGI Fund" means CMG @ Ventures Expansion, LLC, a Delaware limited
      ---------
liability company.

     "CMGI Fund Agreement" means the Limited Liability Company Agreement of the
      -------------------
CMGI Fund, as from time to time amended and in effect.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Distributable Cash and Property", with respect to any particular
      -------------------------------
Investment shall mean, with respect to any fiscal period, the excess of all receipts of cash and property of the LLC from such Investment, including dividends or distributions in respect of such Investment, proceeds from a capital transaction relating to such Investment, and any and all other sources over the sum of:

               (i) Any and all expenses of the LLC related directly or indirectly to such Investment, including an allocable share of the following types of LLC expenses:

                    (A) cash disbursements for all items which are customarily considered to be "operating expenses";

                    (B) payments of interest, principal and premium and points and other costs of borrowing under any indebtedness of the LLC;

                    (C) payments made to purchase inventory or capital assets, and for capital construction, rehabilitation, acquisitions, alterations and improvements;

                    (D) payments made to purchase or sell securities, and brokerage commissions, finders fees and transaction costs; and

                    (E) amounts set aside as reserves for working capital, contingent liabilities, replacements or for any of the expenditures described in clauses (A), (B), (C) and (D) above which are deemed by the Voting Managing Members (in their reasonable discretion) to be necessary to meet the current and anticipated future needs of the LLC; and

               (ii) The amount of expenses described in clause (i) above that
     (A) are attributable to another Investment (the "Other Investment"), (B) are not paid from the receipts of cash and property attributable to the Other Investment as a result of the total expenses attributable to the Other Investment for the fiscal period exceeding the total receipts of cash and property attributable to the Other Investment for the fiscal period and
     (C) are paid from the receipts of cash and property in respect of the Investment for which the computation of Distributable Cash and Property is being made (the "First Investment"); provided, however, that if
                                          --------  -------
     Distributable Cash and Property with respect to the First Investment is reduced as a result of this clause (ii), a corresponding amount of the next amount of Distributable Cash and Property with respect to the Other Investment shall be treated as a receipt attributable to the First Investment.

For purposes of determining Distributable Cash or Property in respect of any particular Investment, the Voting Managing Members shall allocate all LLC expenses of the types described in clauses (i) and (ii) above among all Investments and among Other Cash Receipts in such manner as they may reasonably determine.

     "Distributable Other Cash" means, with respect to any fiscal period, the
      ------------------------
excess of Other Cash Receipts over the sum of the expenses (including those described in clause (i) of the definition of "Distributable Cash and Property") which the Voting Managing Members reasonably allocate to Other Cash Receipts.

     "Domestic Fund" means @ Ventures Expansion Fund, L.P., a Delaware limited
      -------------
partnership.

     "Domestic Fund Agreement" means the Limited Partnership Agreement of the
      -----------------------
Domestic Fund, as from time to time amended and in effect.

     "Employer" shall mean, for any Managing Member, the LLC, any Fund, the
      --------
Management Company, CMGI or any Affiliate of any of them that employs the Managing Member on a substantially full-time basis. For purposes of this Agreement, a Portfolio Company shall not constitute an Affiliate of any of the LLC, any Fund, the Management Company, or CMGI (and a Managing Member shall not be deemed to be employed by an Employer if such Managing Member is employed by a Portfolio Company), unless the Capital Member specifically elects in writing to treat a Portfolio Company as an Affiliate and such Portfolio Company falls within the definition of "Affiliate" set forth above.

     "Event of Forfeiture" shall mean and shall be deemed to have occurred in
      -------------------
the event that:

          (x) a Managing Member dies or becomes mentally or physically disabled (as determined by a physician licensed in the Commonwealth of Massachusetts, selected by the Voting Managing Members exclusive of any Managing Member which is the subject of the determination) or a conservator or guardian is appointed for the benefit of any Managing Member or his property;

          (y) the relationship of such Managing Member to all Employers is terminated without Cause or for any reason other than the reasons specified in clauses (x) and (z) of this definition; or

          (z) a Managing Member defaults in its obligation to make Capital Contributions to the LLC pursuant to Section 3.01 below and the Voting Managing Members exercise the remedy in Section 3.01(e), or the relationship of such Managing Member to the LLC is terminated with Cause (in accordance with the procedures described below), or is terminated by the Managing Member (each of the foregoing, a "Clause Z Event").

An Event of Forfeiture for a Managing Member whose relationship with all Employers was terminated pursuant to clause (y) may thereafter occur if any Clause Z Event occurs with respect to such Managing Member.

     "Follow-on Investment" shall have the meaning ascribed thereto in the
      --------------------
Domestic Fund Agreement, the Foreign Fund Agreement and the CMGI Fund Agreement, the Limited Partnership Agreements of each of @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. and the Limited Liability Company Agreement of CMG @Ventures III, LLC, it being the intention of the Members that an investment in a company in which any of such entities has a pre-existing investment shall be a Follow-on Investment.

     "Foreign Fund" means @ Ventures Foreign Expansion Fund, L.P., a Delaware
      ------------
limited partnership.

     "Foreign Fund Agreement" means the Limited Partnership Agreement of the
      ----------------------
Foreign Fund, as from time to time amended and in effect.

     "Funds" means the Domestic Fund, the Foreign Fund and the CMGI Fund, and
      -----
"Fund" means any one of the Funds.
 ----

     "Investment" means an investment in a Portfolio Company made by any Fund,
      ----------
including without limitation a Follow-on Investment. As and when a Fund or Funds makes an Investment, there shall be attached to this Agreement a Schedule for such Investment, which shall reflect the information described in Section 3.03(a). Each such Schedule is hereinafter referred to as an "Investment
                                                              ----------
Schedule" and all such Schedules are referred to collectively as the "Investment
--------                                                              ----------
Schedules."  The term "Investment" shall not include short-term investments made
---------
by any Fund pending investments in securities of Portfolio Companies.

     "Investment Percentage Interest" means each Member's Percentage Interest in
      ------------------------------
an Investment, as specified on the Investment Schedule for such Investment.

     "LLC" means the limited liability company formed pursuant to the
      ---
Certificate and this Agreement, as it may from time to time be constituted and amended.

     "Majority in Number of the Voting Managing Members" means, with respect to
      -------------------------------------------------
a particular action or matter, a majority in number of the Voting Managing Members then entitled to vote on the action.

     "Management Company" means @Ventures Expansion Management, LLC or an
      ------------------
Affiliate thereof.

     "Managing Member" shall refer severally to any person named as a Managing
      ---------------
Member in this Agreement (whether a Voting Managing Member or a Non-Voting Managing Member) and any person who becomes an additional, substitute or replacement Managing Member as permitted by this Agreement, in such person's capacity as a Managing Member of the LLC. "Managing Members" shall refer collectively to all such persons in their capacities as Managing Members. Except as expressly set forth in this Agreement, the rights, obligations and interests of the Voting Managing Members and the Non-Voting Managing Members shall be identical.

     "Member" shall refer severally to any person named as a Capital Member or
      ------
Managing Member in this Agreement and any person who becomes an additional, substitute or replacement Capital Member or Managing Member as permitted by this Agreement, in such person's capacity as a Member of the LLC. "Members" shall
                                                               -------
refer collectively to all such persons in their capacities as Members.

     "Net Profits" and "Net Losses" mean the taxable income or loss, as the case
      -----------       ----------
may be, for a period as determined in accordance with Code Section 703(a) computed with the following adjustments:

               (i) Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the LLC's assets (in accordance with Treasury Regulation Sections 1.704(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;

               (ii) Any tax-exempt income received by the LLC shall be included as an item of gross income;

               (iii) The amount of any adjustments to the Carrying Values of any assets of the LLC pursuant to Code Section 743 shall not be taken into account;

               (iv) Any expenditure of the LLC described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense;

               (v) The amount of items of income, gain, loss or deduction specially allocated to any Members pursuant to Section 5.02 shall not be included in the computation; and

               (vi) The amount of any items of Net Profits or Net Losses deemed realized pursuant to paragraphs (ii) and (iii) of the definition of "Capital Account" shall be included in the computation.

     "Non-Voting Managing Member" shall refer severally to any Managing Member
      --------------------------
identified as a Non-Voting Managing Member on Schedule A hereto and any person
                                              ----------
who becomes an additional, substitute or replacement Non-Voting Managing Member as permitted by this Agreement, in such person's capacity as a Non-Voting Managing Member of the LLC. "Non-

Voting Managing Members" shall refer collectively to all such persons in their capacities as Non-Voting Managing Members.

     "Other Cash Receipts" means cash receipts of the LLC, exclusive of capital
      -------------------
contributions of the Members, which the Voting Managing Members reasonably determine are not allocable to Investments.

     "Percentage Interest" shall be the percentage interest of a Member set
      -------------------
forth in Schedule B, as amended from time to time, and subject to adjustment
         ----------
pursuant to Sections 3.04, 8.02 and 8.03.

     "Permitted Transferee" means (A) any Member; (B) any spouse, parent, lineal
      --------------------
descendant, brother, sister, or spouse of a brother or sister of a Member; (C) any trust, corporation or partnership or other entity in which any Member and/or one of the persons designated in clause (B) is a principal, beneficiary, majority stockholder, member or limited or general partner with an aggregate interest in profits and losses of greater than fifty percent; (D) grantors or beneficiaries of a trust which is (or of which the trustees thereof are, in their capacities as trustees) a Member; or (E) charitable foundations created or primarily endowed by a Member or a member of his or her family.

     "Portfolio Company" means the issuer of any security in which any Fund has
      -----------------
invested, other than issuers in which the Fund has made short-term investments pending the making of long-term investments.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Vesting Commencement Date" means, for each Managing Member, the Vesting
      -------------------------
Commencement Date specified on Schedule A attached hereto.
                               ----------

     "Vesting Escrow" shall have the meaning ascribed thereto in Section 4.02.
      --------------

     "Vested Percentage" means, for any Managing Member, a fraction (expressed
      -----------------
as a percentage) the numerator of which is the number of whole calendar quarters that have elapsed between such Managing Member's Vesting Commencement Date and the date of determination and the denominator of which is 20; provided, however, that in no event shall a Managing Member's Vested Percentage exceed 100%.

     "Voting Managing Member" shall refer severally to any Managing Member
      ----------------------
identified as a Voting Managing Member on Schedule A hereto and any person who
                                          ----------
becomes an additional, substitute or replacement Voting Managing Member as permitted by this Agreement, in such person's capacity as a Voting Managing Member of the LLC. "Voting Managing Members" shall refer collectively to all such persons in their capacities as Voting Managing Members.

                                  ARTICLE II

                              GENERAL PROVISIONS

     2.01  Formation of Limited Liability Company; Foreign Qualification.  The
           -------------------------------------------------------------
Capital Member formed the LLC as a limited liability company under the Act on February 10, 2000, by the filing on such date of the Certificate in the Office of the Secretary of State of the State of Delaware.

     Prior to the LLC's conducting business in any jurisdiction other than the State of Delaware, the LLC shall comply, to the extent procedures are available, with all requirements necessary to qualify the LLC as a foreign limited liability company in each such jurisdiction where foreign qualification is either necessary or appropriate. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate the foreign qualification of, the LLC as a limited liability company in all such jurisdictions in which the LLC may conduct business.

     2.02  Name of the LLC.  The name of the LLC shall be @ Ventures Expansion
           ---------------
Partners, LLC.

     2.03  Business of the LLC.  The general character of the business of the
           -------------------
LLC is to (a) serve as the general partner of each of the Domestic Fund and the Foreign Fund, (b) serve as the Managing Member of the CMGI Fund, (c) own a limited liability company interest in Covestco-Ateura, LLC (or an affiliate thereof), and (d) engage in any activities directly or indirectly related or incidental thereto which may be lawfully conducted by a limited liability company formed under the laws of the State of Delaware.

     2.04  Place of Business of the LLC; Resident Agent.  The address of the
           --------------------------------------------
principal place of business of the LLC, and the office at which the LLC will maintain its records is 100 Brickstone Square, Andover, Massachusetts 01810.
The LLC's registered office in Delaware is c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19810, and the LLC's registered agent for service of process in Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19810. The Voting Managing Members may at any time and from time to time change the LLC's principal place of business, establish additional places of business, change the LLC's registered agent or registered office in Delaware, and in each case shall promptly provide notice of any of such actions (identifying all such offices and agents) to all Members.

     2.05  Duration of the LLC.  The term of the LLC commenced on February 10,
           -------------------
2000, and the LLC shall have perpetual existence, unless earlier terminated in accordance with Article IX hereof.

     2.06  Members' Names and Addresses.  The name and address of each Member
           ----------------------------
are set forth on Schedule A.  Additional Members may be admitted in accordance
                 ----------
with the procedures specified in Article VIII. A Member may not resign from the LLC at any time.

     2.07  No Partnership.  The LLC is not intended to be a general partnership,
           --------------
limited partnership or joint venture, and no Member shall be considered to be a partner or joint venturer of any other Member, for any purposes other than foreign and domestic federal, state, provincial and local income tax purposes, and this Agreement shall not be construed to suggest otherwise.

     2.08  Title to LLC Property.  All property owned by the LLC, whether real
           ---------------------
or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property. The LLC may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more trusts. Any property held by a nominee trust for the benefit of the LLC shall, for purposes of this Agreement, be treated as if such property were directly owned by the LLC.

     2.09  Nature of Member's Interest.  The interests of all of the Members in
           ---------------------------
the LLC are personal property and shall not, under any circumstances, be considered real property.

     2.10  Investment Representations.  Each Member, by execution of this
           --------------------------
Agreement or an amendment hereto reflecting such Member's admission to the LLC, hereby represents and warrants to the LLC that:

           (a) It is acquiring an interest in the LLC for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any rule or regulation thereunder.

           (b) It understands that (i) the interest in the LLC it is acquiring has not been registered under the Securities Act or applicable state securities laws and cannot be resold unless subsequently registered under the Securities Act and such laws or unless an exemption from such registration is available,
(ii) such registration under the Securities Act and such laws is unlikely at any time in the future and neither the LLC nor the Members are obligated to file a registration statement under the Securities Act or such laws, and (iii) the assignment, sale, transfer, exchange, or other disposition of the interests in the LLC is restricted in accordance with the terms of this Agreement.

           (c) It has had such opportunity as it has deemed adequate to ask questions of and receive answers from representatives of the LLC concerning the LLC, and to obtain from representatives of the LLC such information which the LLC possesses or can acquire without unreasonable effort or expense, as is necessary to evaluate the merits and risks of an investment in the LLC.

          (d) It has, either alone or with its professional advisers, sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved in investing in the LLC and to make an informed investment decision with respect to such investment.

          (e) It can afford a complete loss of the value of its investment in the LLC and is able to bear the economic risk of holding such investment for an indefinite period.

          (f) If it is an entity, (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has full organizational power to execute and deliver this Agreement and to perform its obligations hereunder, (iii) its execution, delivery and performance of this Agreement has been authorized by all requisite action on behalf of the entity, and (iv) it has duly executed and delivered this Agreement.


                                  ARTICLE III

                             CAPITAL CONTRIBUTIONS

     3.01 Capital Contributions.
          ---------------------

          (a) Each Member shall be required to contribute capital to the LLC in accordance with this Section 3.01.

          (b) As and when the LLC is required to contribute capital to any Fund, each Member shall contribute to the LLC his or its proportionate share of the amount required to be contributed by the LLC to such Fund, determined in the manner hereinafter provided. Each of the Members hereby acknowledges that it has received copies of the CMGI Fund Agreement, the Domestic Fund Agreement and the Foreign Fund Agreement, that it has read each of such Agreements, and understands the LLC's obligations thereunder, including without limitation, the LLC's obligations to make capital contributions to each of the Funds and to fund certain escrow accounts.

              (i) With respect to any routine call for capital by any Fund (which capital calls the Members acknowledge are generally, but not always, called for on a quarter annual basis), each Member shall contribute a portion of the total amount called for based on his Percentage Interest in the LLC on the date on which such capital is required to be contributed by the LLC to the Fund. Notwithstanding the foregoing, the Voting Managing Members may, in respect of any particular call for capital, determine to modify each Member's share of the contribution to be made by such Member to the LLC if the Voting Managing Members reasonably determine that the amounts called for by any Fund relate in whole or in part to a Follow-on Investment, in which case the portion of the contributions which relate to such Follow-on Investment shall be contributed by the

     Members in accordance with their respective Investment Percentage Interests in such Follow-on Investment. The Voting Managing Members may also make other equitable adjustments to the portion to be contributed by each Member to the LLC in respect of Investments to be made by the Funds to take into account similar factors.

          If any Member is admitted to the LLC during any calendar quarter, such Member shall be required to contribute to the LLC an amount equal to (x) the aggregate amount of the sum of (I) any contributions made by the other Members to the LLC during or with respect to such calendar quarter pursuant to this Section 3.01(b)(i) plus (II) the unspent amount, if any, of the capital contributions made by the Members to the LLC in previous quarters multiplied by (y) such Member's Percentage Interest in the LLC. The amount so contributed by such Member shall be distributed to the other Members (exclusive of Members whose Percentage Interests have been reduced to zero), so that, following the admission of such additional Member, all Members will have contributed a portion of the amount described in clause
     (x) of the preceding sentence equal to their respective Percentage Interests in the LLC as in effect immediately following such admission.

               (ii) With respect to any amount required to satisfy the LLC's obligations under Section 5.2E of the Domestic Fund Agreement [clawback obligation], or Section 5.2E of the Foreign Fund Agreement [clawback obligation], each Member shall contribute a portion of the total amount called for based on the aggregate amount of distributions received by such Member from the LLC which are, in the reasonable judgment of the Voting Managing Members, attributable to the Domestic Fund and the Foreign Fund, respectively, as compared to the aggregate amount of distributions received by all Members from the LLC which are, in the reasonable judgment of the Voting Managing Members, attributable to the Domestic Fund and the Foreign Fund, respectively. Notwithstanding the foregoing, in no event shall any Member be obligated to contribute to the LLC any amount pursuant to this clause (ii) in excess of the total amount of distributions received by (or held in the Vesting Escrow for the benefit of) such Member from the LLC. The obligation of each Member to make contributions pursuant to this
     Section 3.01(b)(ii) shall survive the withdrawal, resignation or default (as described in Section 3.01(e) below) of any Member, and the occurrence of an Event of Forfeiture of any Member. The LLC may contribute to the Domestic Fund or the Foreign Fund on behalf of any Member any amounts held in a Vesting Escrow on behalf of such Member, in respect of such Member's obligations under this Section 3.01(b)(ii).

               (iii) As and when the LLC is required to deposit amounts into the escrow account established pursuant to Section 5.2F of the Domestic Fund Agreement or Section 5.2F of the Foreign Fund Agreement, the Voting Managing Members may determine to call for contributions of cash to the LLC to enable the LLC to satisfy any such obligation. Each Member shall contribute a portion of the amount which the Voting Managing Members so determine to call, based on the aggregate amount of distributions received by such Member from the LLC which are, in the reasonable judgment of the

     Voting Managing Members, attributable to the Domestic Fund and the Foreign Fund, respectively, as compared to the aggregate amount of distributions received by all Members from the LLC which are, in the reasonable judgment of the Voting Managing Members, attributable to the Domestic Fund and the Foreign Fund, respectively. In no event shall any Member be obligated to contribute to the LLC any amount pursuant to this clause (iii) in excess of the total amount of distributions received by (or held in the Vesting Escrow for the benefit of) such Member from the LLC. The obligation of each Member to make contributions pursuant to this Section 3.01(b)(iii) shall survive the withdrawal, resignation or default (as described in Section 3.01(e) below) of any Member, and the occurrence of an Event of Forfeiture of any Member. The LLC may contribute to the Domestic Fund or the Foreign Fund on behalf of any Member any amounts held in a Vesting Escrow on behalf of such Member, in respect of such Member's obligations under this Section 3.01(b)(iii).

          (c) The Voting Managing Members may call for capital for other LLC purposes as they may from time to time reasonably determine, and any capital called for pursuant to this Section 3.01(c) shall be contributed by the Members in proportion to their respective Percentage Interests on the date on which such capital is called for.

          (d) The Voting Managing Members shall call for capital from all Members for the purposes specified in this Section 3.01 from time to time as needed. In connection with any such call, the Voting Managing Members shall provide to each Member notice of a call for capital (which notice may be given in writing or by electronic mail), which notice shall specify the aggregate amount called for from the LLC, a general statement of the purposes for which such capital call is being made, each Member's share of the total amount called for, and the date on which the capital contribution is due (which date shall, to the extent reasonably practicable, be not less than 10 days after the date of the notice).

          (e) Any contribution of capital which is not made when due shall bear interest at the prime rate of interest announced from time to time by The Wall Street Journal plus 1% per annum, until paid in full. Without limiting the foregoing, if a Member fails to satisfy his, her or its capital contribution obligation as required under this Section 3.01 in a timely manner, the LLC may exercise any rights it may have under the Act or otherwise at law or in equity, and shall also have the rights provided in this Section 3.01(e). In any such event, a Majority in Number of the Voting Managing Members (determined exclusive of the Member which has defaulted in his capital contribution obligation) may (but shall not be obligated to) cause the LLC to deliver to such Member a notice ("Default Notice") making reference to the Member's failure to contribute capital to the LLC, and to this Section 3.01(e). If the defaulting Member fails to fund such capital contribution obligation within five business days after the date of delivery of the Default Notice, then an Event of Forfeiture shall be deemed to have occurred with respect to such Member, with the consequences specified in Section 3.04 below.

          (f) The LLC shall maintain written records indicating the amount of capital contributed by each Member to the LLC.

          (g) The LLC may elect to withhold from any amounts which are otherwise distributable to a Member in accordance with the terms of this Agreement any amount which such Member may be required to contribute to the LLC pursuant to this Section 3.01. In the event the LLC so withholds, for all purposes of this Agreement the Member with respect to whom the withholding occurs shall be treated as if he had been distributed such amount in accordance with Article IV hereof and then recontributed such amount pursuant to this
Section 3.01.

     3.02 No Additional Capital.  Except as provided in this Article III, no
          ---------------------
Member shall be obligated or permitted to contribute any additional capital to the LLC. No interest shall accrue on any contributions to the capital of the LLC, and no Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the LLC, including without limitation as a result of the withdrawal or resignation of such Member from the LLC, except as specifically provided in this Agreement.

     3.03 Anticipated Operations of the LLC.
          ---------------------------------

          (a) As and when any Fund acquires an Investment, the Managing Members shall create an Investment Schedule for such Investment, which shall be attached to this Agreement. The Investment Schedule for each Investment shall reflect
(a) the Fund or Funds making the acquisition, (b) the Portfolio Company issuing the securities, (c) the Acquisition Date, (d) the number and class or series of shares of such securities, (e) the purchase price and/or other consideration payable by each Fund, (f) the Investment Percentage Interest of each of the Members in such Investment (determined in the manner hereinafter provided) and
(g) such other information, if any, as the Managing Members may deem appropriate.

          (b) The Investment Percentage Interest of the Capital Member in each Investment (including Follow-on Investments) shall at all times equal 10%.

          (c) (i) Subject to Sections 3.03(c)(ii) and 3.04, the Investment Percentage Interest of each Managing Member for whom an Event of Forfeiture has not occurred shall equal 90% multiplied by a fraction (x) the numerator
         ---
     of which shall equal such Managing Member's Percentage Interest at the beginning of the calendar quarter in which the Investment was made (the "Applicable Quarter") and the denominator of which shall equal the aggregate Percentage Interests at the beginning of the Applicable Quarter for all Managing Members exclusive of those for whom an Event of Forfeiture has occurred. The Investment Percentage Interest of each Managing Member in each Investment shall be subject to reduction upon the occurrence of an Event of Forfeiture.

               (ii) Notwithstanding Section 3.03(c)(i), if any Fund makes a Follow-on Investment, the Investment Percentage Interests of the Managing Members in such

     Follow-on Investment shall be proportionate to their Investment Percentage Interests (determined hereunder or under the Limited Liability Company Agreement of @Ventures Partners III, LLC, as applicable) for other investments in the same Portfolio Company (except that the Investment Percentage Interest in any Follow-on Investment for any Managing Member for whom an Event of Forfeiture has occurred shall be zero). The Members agree and acknowledge that it is currently anticipated that all Fund investments will be Follow-on Investments, because the Funds expect to invest exclusively in Portfolio Companies in which @Ventures III, L.P. and @Ventures Foreign Fund III, L.P. invested. Therefore, the Investment Percentage Interests of the Members in any such Portfolio Company will be prorated based on their respective Investment Percentage Interests specified in @Ventures Partners III, LLC with respect to investments in such Portfolio Company.

     3.04 Event of Forfeiture.
          -------------------

          (a) Each Managing Member's Percentage Interest and Investment Percentage Interest in each Investment are subject to adjustment upon the occurrence of an Event of Forfeiture with respect to such Managing Member, as
provided in this Section 3.04.   In no event shall the provisions of this
Section 3.04 be applicable to the interest of the Capital Member.

          (b) Upon the occurrence of an Event of Forfeiture with respect to a Managing Member:

               (i) Such Managing Member's Percentage Interest in the LLC shall, from and after the date of the Event of Forfeiture, be reduced to zero, and the Percentage Interest in the LLC of all other Managing Members (exclusive of any Managing Member for whom an Event of Forfeiture has occurred) shall be increased by an aggregate amount equal to the amount of the Percentage Interest of the Managing Member for whom the Event of Forfeiture has occurred (such increase to be allocated among them in proportion to their respective Percentage Interests immediately prior to the adjustment contemplated hereby).

               (ii) If the Event of Forfeiture is not a Clause Z Event, such
                                                  ---
     Managing Member's Investment Percentage Interest in each Investment in which such Managing Member participates shall be reduced to a Percentage determined by multiplying the Managing Member's initial Investment Percentage Interest by such Managing Member's then Vested Percentage; and, if the Event of Forfeiture is a Clause Z Event, such Managing Member's Investment Percentage Interest in each Investment in which such Managing Member participates shall be reduced to zero. The Investment Percentage Interest in each Investment of all other Managing Members (exclusive of any Managing Member for whom an Event of Forfeiture has occurred) participating in such Investment shall be increased by an aggregate amount equal to the amount of the reduction in the Investment Percentage Interest of the Managing Member for whom the Event of

     Forfeiture has occurred (such increase to be allocated among them in proportion to their respective Investment Percentage Interests in such Investment immediately prior to the adjustment contemplated hereby).

               (iii) Any amount held in any Vesting Escrow for the benefit of such Managing Member shall be forfeited. Amounts so forfeited shall (subject to the provisions of this Section 3.04 and Section 4.02), on an Investment by Investment basis, be allocated to all other Managing Members (exclusive of any Managing Member for whom an Event of Forfeiture has occurred) participating in each such Investment (such distributions to be allocated among them in proportion to their respective Investment Percentage Interests in each such Investment immediately prior to the adjustment contemplated hereby).

               (iv) Such Managing Member (whether Voting or Non-Voting) shall have no right to vote on or participate in any decision or matter on or in which Managing Members are entitled to vote or participate and such Managing Member shall be disregarded for all purposes in determining the number of Managing Members which constitute a Majority in Number of the Voting Managing Members or the number or percentage or Managing Members entitled to vote on any matter, as the case may be.

          (c) A Managing Member with respect to whom an Event of Forfeiture has occurred: (i) shall not be entitled to participate in any Investment acquired by the LLC (including without limitation, a Follow-on Investment) made by the LLC after the date of the Event of Forfeiture; (ii) shall not be required to make subsequent capital contributions to the LLC from and after the date of the Event of Forfeiture, except for capital contributions required pursuant to
Section 3.01(b)(ii) and (iii); and (iii) shall automatically and without any action on the part of the LLC, such Managing Member or any other Member, be deemed to have withdrawn from the LLC on the first date on which the LLC no longer owns any Investment in which such Managing Member has an Investment Percentage Interest.

     The Voting Managing Members shall make all determinations under this
Section 3.04 (including determinations as to when and whether an Event of Forfeiture has occurred, and the reduction in the Percentage Interest and Investment Percentage Interests of the affected Managing Member in connection therewith), in their reasonable discretion.


                                  ARTICLE IV

                                 DISTRIBUTIONS

     4.01 Distribution of Distributable Cash and Property and Distributable
          -----------------------------------------------------------------
Other Cash.
----------

          (a) Distributable Cash and Property of the LLC shall be distributed on an Investment by Investment basis, at such times and in such amounts as the Voting Managing

Members may in their reasonable discretion determine. Any non-cash distributions made to the Members shall be valued at their respective fair market values, as determined by the Voting Managing Members in good faith and in a manner consistent with the valuation procedures established in the Domestic Fund Agreement and the Foreign Fund Agreement. Distributable Other Cash shall be distributed, in such amounts as the Voting Managing Members may determine, not less frequently than quarterly, within 30 days following the last day of each fiscal quarter of the LLC.

          (b) Subject to the provisions of Sections 4.02 and 9.02(b) below: (i) Distributable Cash and Property related to an Investment shall be distributed to the Members in proportion to their respective Investment Percentage Interests in such Investment on the date the LLC makes such distribution; and (ii) Distributable Other Cash shall be distributed to the Members in proportion to their respective Percentage Interests on the date the LLC makes such distribution.

          (c) The Voting Managing Members will use reasonable efforts to cause the LLC to distribute to each Member in each year the Tax Distribution Amount (as defined below), which amount shall be treated as an advance against future distributions to such Member pursuant to Section 4.01(b) above. The Tax Distribution Amount shall equal an amount which, when added to all distributions previously made to the Member pursuant to this Section 4.01 from the inception of the LLC, equals the product of (i) the Member's allocable share of the net taxable income of the LLC computed on an aggregate cumulative basis from the inception of the LLC and (ii) the highest combined marginal rate of federal and Massachusetts state income tax applicable to individuals for any year since the inception of the LLC. Separate Tax Distribution Amounts shall be computed with respect to each Investment, and, to the extent practicable, the required distribution of the Tax Distribution Amount attributable to a particular Investment for a particular period shall be satisfied by a distribution of Distributable Cash and Property attributable to such Investment. To the extent that the required distribution of the Tax Distribution Amount attributable to a particular Investment is satisfied by a distribution of Distributable Cash and Property attributable to another Investment, rules similar to those set forth in clause (ii) of the definition of "Distributable Cash and Property" shall apply.

     4.02 Vesting Escrow.
          --------------

          (a) Notwithstanding the provisions of Section 4.01 above, the LLC shall distribute to each Managing Member on the date of any distribution only that portion of any Distributable Cash and Property to which he is entitled which is equal to his Vested Percentage of such amount. Any portion of any distribution which is not distributed as a result of the operation of this
Section 4.02(a) shall be held in escrow by the LLC, in accordance with this
Section 4.02. Any escrow established pursuant to this Section 4.02 is herein referred to as a "Vesting Escrow." Subject to Section 3.04, on the last day of each calendar quarter following the date of the distribution with respect to any Investment, one-twentieth of the amount of the original distribution (plus a proportionate amount of interest or other amounts earned thereon, if any), shall be disbursed from such Vesting Escrow to such Managing Member.

          (b) The interest of the Capital Member shall not be subject to the provisions of this Section 4.02, and it shall at all times be entitled to receive 100% of any distributions to Distributable Cash and Property allocable to it pursuant to and in accordance with Section 4.01.

          (c) Each of the Managing Members hereby agrees and acknowledges that, as a result of the operation of this Section 4.02: (i) such Managing Member may be allocated Net Profits and Net Losses of the LLC without corresponding distributions of Distributable Cash or Property; (ii) the Managing Members are authorized to and may (but shall not be required to) invest amounts that are held in a Vesting Escrow in short-term investments pending distribution of such amounts to the Managing Members; (iii) the LLC may hold in a Vesting Escrow securities which would otherwise have been distributed to such Managing Member, and the LLC shall be entitled to vote, transfer, sell, assign and exercise all rights of ownership with respect to all such securities prior to their distribution to the Managing Members in accordance with this Section 4.02; and
(iv) amounts held in escrow pursuant to this Section 4.02 shall be irrevocably forfeited by a Managing Member from and after the date of any Event of Forfeiture with respect to such Managing Member. If any property which is held in escrow pursuant to this Section 4.02 is sold or otherwise disposed of, the proceeds of such sale or other disposition shall be substituted in the Vesting Escrow for such property, and released in accordance with Section 4.02(a) above at the same time such property would have been released from such Vesting Escrow.

          (d) Upon the discontinuance of the activities of the LLC related to the funding of additional investments after the Funds have been fully invested, and with the approval of a Majority in Number of the Voting Managing Members, the Vested Percentage of each Managing Member shall be increased to one hundred percent (100%).

     4.03  Certain Payments to the Internal Revenue Service Treated as
           -----------------------------------------------------------
Distributions.  Notwithstanding anything to the contrary herein, to the extent
-------------
that the LLC is required (as determined in the discretion of the Voting Managing Members), or elects, pursuant to applicable law, either (i) to pay tax (including estimated tax) on a Member's allocable share of LLC items of income or gain, whether or not distributed, or (ii) to withhold and pay over to the tax authorities any portion of a distribution otherwise distributable to a Member, the LLC may pay over such tax or such withheld amount to the tax authorities, and such amount shall be treated as a distribution to such Member at the time it is paid to the tax authorities. In the event that the amount paid (or paid over) to the tax authorities on behalf of a Member exceeds the amount that would have been distributed to such Member absent such tax obligation, such excess shall be treated as a demand loan from the LLC to such Member, which loan shall bear interest at the prime rate announced from time to time by The Wall Street Journal, until paid in full.

     4.04  Distributions in Kind.  A Member, regardless of the nature of his
           ---------------------
contribution to the LLC, shall have no right to demand or receive any distribution from the LLC in any form other than cash. The LLC may, at any time and from time to time, make distributions in kind to the Members. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Members, receive separate assets of the LLC and not an interest as a tenant-in-common with other Members so entitled in any asset being distributed.

     4.05  Distributions Upon Transfer or Admission. In the event that a Member
           ----------------------------------------
acquires an interest in the LLC either by transfer from another Member or by acquisition from the LLC, the LLC shall close its books as of the date of the acquisition and Distributable Cash and Property and items thereof computed for the portion of the year ending on the date of the acquisition shall be distributed among the Members without regard to such acquisition, and Distributable Cash and items thereof computed for the portion of the year commencing on the day following the date of the acquisition shall be allocated among the Members taking into account such acquisition. For purposes of this
Section 4.05, any modifications to a Member's Percentage Interest or Investment Percentage Interest for any Investment, shall be treated as if a Member acquired an interest in the LLC.

     4.06  Right to Set Off Certain Amounts.  The LLC may withhold from any
           --------------------------------
amounts which are otherwise distributable to a Member in accordance with this Agreement, and pay over to @Ventures Management, LLC, any amount which such Member may owe to @Ventures Management, LLC pursuant to certain promissory notes made by such Member to @Ventures Management, LLC, which notes evidence loans made by @Ventures Management, LLC to such Member in order to enable such Member to satisfy its capital contribution obligations to the LLC.

                                   ARTICLE V

                   ALLOCATION OF NET PROFITS AND NET LOSSES

     5.01  Basic Allocations.
           -----------------

           (a) Net Profits and Net Losses shall be computed on an Investment by Investment basis as of the end of each fiscal year (or other relevant period). Except as provided in Section 5.02 below (which shall be applied first) and
Section 5.01(b) below, Net Profits and Net Losses attributable to a particular Investment shall be allocated among the Members in proportion to their respective Investment Percentage Interests in such Investment. Net Profits and Net Losses attributable to Other Cash Receipts shall be allocated among the Members in proportion to their respective Percentage Interests.

           (b) Notwithstanding Section 5.01(a) above, Net Profits and Net Losses attributable to any assets held in a Vesting Escrow shall be specially allocated to the Managing Member to whom such Vesting Escrow relates.

           (c) For purposes of this Article V, the amount of the Net Profits or Net Losses from any Investment (treating all sources of Other Cash Receipts as one Investment) shall be determined by allocating expenses incurred by the LLC among the Investments in the same manner that expenses are allocated pursuant to the last sentence of the definition of "Distributable Cash and Property."

           (d) Allocations of Net Profits and Net Losses provided for in this
Section 5.01 shall generally be made as of the end of the fiscal year of the LLC; provided, however, that allocations of items of Net Profits and Net Losses
     --------  -------
described in clause (vi) of the definition of "Net Profits" and "Net Losses" shall be made at the time deemed realized as described in the definition of "Capital Account."

           (e) Upon admission of any Managing Member to the LLC following the date of formation of the LLC, any deduction attributable to such admission shall be allocated among the Managing Members of the LLC (determined immediately prior to the admission of such new Managing Member), in proportion to such Managing Members' respective Percentage Interests as in effect immediately prior to such admission.

     5.02  Regulatory Allocations.  Notwithstanding the provisions of Section
           ----------------------
5.01 above, the following allocations of Net Profits, Net Losses and items thereof shall be made in the following order of priority:

           (a) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of "Net Profits and Net Losses") for any taxable period shall be allocated to the Members in the manner and to the minimum extent required by the

"minimum gain chargeback" provisions of Treasury Regulation Section 1.704-2(f) and Treasury Regulation Section 1.704-2(i)(4).

          (b)  All "nonrecourse deductions" (as defined in Treasury Regulation
Section 1.704-2(b)(1)) of the LLC for any year shall be allocated to the Members in the manner in which Net Profits and Net Losses are allocated; provided, however, that nonrecourse deductions attributable to "partner nonrecourse debt" (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Members in accordance with the provisions of Treasury Regulation Section 1.704-2(i)(1).

          (c) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii) and (iii) of the definition of "Net Profits and Net Losses") for any taxable period shall be allocated to the Members in the manner and to the extent required by the "qualified income offset" provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

          (d) In no event shall Net Losses of the LLC be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Capital Account (determined for purposes of this Section 5.02(d) only, by increasing the Member's Capital Account balance by (i) the amount the Member is obligated to restore to the LLC pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) and (ii) such Member's share of "minimum gain" and of "partner nonrecourse debt minimum gain" as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).

          (e)  Except as otherwise provided herein or as required by Code
Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the LLC differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c).

          (f) In the event that Net Profits, Net Losses or items thereof in respect of any Investment are allocated to one or more Members pursuant to subsections (a) or (b) above, subsequent Net Profit, Net Losses or items thereof will first be allocated (subject to the provisions of subsections (a) and (b)) to the Members in a manner designed to result in each Member having been allocated an amount of Net Profits, Net Losses or items thereof attributable to each Investment as such Member would have been allocated had Section 5.02 not been contained in this Agreement.

     5.03 Allocations Upon Transfer or Admission. In the event that a Member
          --------------------------------------
acquires an interest in the LLC either by transfer from another Member or by acquisition from the LLC, the LLC shall close its books as of the date of the acquisition and Net Profits, Net Losses and items thereof computed for the portion of the year ending on the date of the acquisition shall be allocated among the Members without regard to such acquisition, and Net Profits, Net Losses and items thereof computed for the portion of the year commencing on the day following the date of the acquisition shall be allocated among the Members taking into account such acquisition. For purposes of this Section 5.03, any modifications to a Member's Percentage Interest or Investment Percentage Interest for any Investment, shall be treated as if a Member acquired an interest in the LLC.


                                  ARTICLE VI

                                  MANAGEMENT

     6.01  Management of the LLC.  (a)  Subject to the provisions of this
           ---------------------
Agreement and the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the LLC shall be controlled by the Members.

           (b) Except to the extent that this Agreement specifically provides for a higher or lower number or percentage of Members, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the LLC shall be made by action of a Majority in Number of the Voting Managing Members; provided that, Voting Managing Members with respect to whom an Event of Forfeiture has occurred shall have no right to vote on or participate in any matter or decision to be made by the Voting Managing Members and shall be disregarded for all purposes in determining the number of Voting Managing Members which constitute a Majority in Number of the Voting Managing Members. Except to the extent specifically provided in this Agreement, the Non-Voting Managing Members shall not be entitled to vote on, consent to or approve any matter relating to the conduct of the LLC's business. The Voting Managing Members, by action of a Majority in Number thereof, may at any time and from time to time change the status of any Managing Member from Voting to Non-Voting, and vice versa.

     Subject to the foregoing, the Voting Managing Members shall have the exclusive right and full authority to manage, conduct and operate the LLC business. Specifically, but not by way of limitation, the Voting Managing Members (by action of such Majority in Number) shall be authorized, for and on behalf of the LLC:

                (i) to borrow money, to issue evidences of indebtedness and to guarantee the debts of others for whatever purposes they may specify, and, as security therefor, to pledge or otherwise encumber the assets of the LLC;

                (ii) to cause to be paid on or before the due date thereof all amounts due and payable by the LLC to any person or entity;

               (iii) to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the LLC, whether or not any such persons so employed are Members or are affiliated or related to any Member, and to pay such fees, expenses, salaries, wages and other compensation to such persons as the Members shall in their sole discretion determine;

               (iv) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as they may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the LLC;

               (v) to pay any and all fees and to make any and all expenditures which the Voting Managing Members, in their discretion, deem necessary or appropriate in connection with the organization of the LLC, and the carrying out of its obligations and responsibilities under this or any other Agreement;

               (vi) to invest the assets of the LLC, and to lease, sell, finance, refinance or dispose of all or any portion of the LLC's property;

               (vii) to cause the LLC to make or revoke any of the elections referred to in Sections 108, 704, 709, 754 or 1017 of the Code or any similar provisions enacted in lieu thereof, or in any other Section of the Code;

               (viii) to establish and maintain reserves for such purposes and in such amounts as they deem appropriate from time to time;

               (ix) to pay all organizational expenses and general and administrative expenses of the LLC;

               (x) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any person who has provided or may in the future provide any services to, lend money to, sell property to, or purchase property from the LLC, including without limitation, a Member;

               (xi) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the LLC;

               (xii) to compromise the obligation of a Member to make a contribution to the capital of the LLC or to return to the LLC money or other property paid or distributed to such Member in violation of this Agreement or the Act;

               (xiii) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the LLC, unless the same are contested by the Voting Managing Members;

               (xiv) to exercise all powers and authority granted by the Act to members, except as otherwise specifically provided in this Agreement;

               (xv) to cause the LLC to take any of the foregoing actions in the name and on behalf of the Funds, in the LLC's respective capacity as a general partner or managing member, as applicable, of any Fund;

               (xvi) to exercise all other rights, powers, privileges and other incidents of ownership with respect to the interest of the LLC in each of the Funds, and to perform the LLC's respective obligations under the Fund Agreements.

          (c) Notwithstanding the foregoing, the Voting Managing Members shall not be authorized to take any of the following actions without the prior approval of the Capital Member:

               (i) to do any act that is in contravention of this Agreement or that is not consistent with the purposes of the LLC;

               (ii) to do any act that would make it impossible to carry on the ordinary business of the LLC;

               (iii)  to guarantee the obligations of any Portfolio Company; or

               (iv) to take any other action which requires the consent of the Capital Member pursuant to this Agreement.

Other than as set forth in this Section 6.01(c), the Capital Member shall not participate in the management or control of the LLC and shall have no authority to act for or bind the LLC.

          (d) Any Managing Member is authorized to execute, deliver and file on behalf of the LLC any documents to be filed with the Secretary of State of the State of Delaware or comparable authorities of other jurisdictions. The signature of one Managing Member on any agreement, contract, instrument or other document shall be sufficient to bind the LLC in respect thereof and conclusively evidence the authority of such Managing Member and the LLC with respect thereto, and no third party need look to any other evidence or require the joinder or consent of any other party.

          (e) Each Managing Member is authorized to use the title "Managing Director" when acting on behalf of the LLC in the conduct of the LLC's business.

           (f) The Voting Managing Members, by action of a Majority in Number of the Voting Managing Members exclusive of the Managing Member as to whom the determination is being made, shall determine whether or not "Cause" is present in connection with the termination of the relationship of a Managing Member with the LLC. A Managing Member's relationship with the LLC may be terminated for Cause only after a hearing to consider the matter. Any such hearing shall be held only after written notice has been given to all Members, including the Managing Member proposed to be terminated. Such notice must be given not less than 10 days prior to such hearing, and must specify the time and place at which the hearing will be held, and a general statement of the nature of the charges against the Managing Member proposed to be terminated. At such hearing, the Managing Member proposed to be terminated will have an opportunity to respond to the charges constituting Cause. None of the Members (including the Managing Member proposed to be terminated), may be represented at such hearing by counsel or other representatives. At the time any such notice is given, or any time thereafter, but prior to a decision of a Majority in Number of the Voting Managing Members following the hearing, a Majority in Number of the Voting Managing Members (exclusive of the Member proposed to be terminated) may immediately relieve the Managing Member proposed to be terminated of his or her duties and responsibilities hereunder pending a decision.

     6.02  Tax Matters Partner.  Denise W. Marks shall be the tax matters
           -------------------
partner for the LLC pursuant to Code Sections 6221 through 6231.

     6.03  Liability of the Members; Indemnification.
           -----------------------------------------

           (a) No Member shall be liable to the LLC or any other Member for any act or omission taken by the Member in good faith and in the belief that such act or omission is in the best interests of the LLC; provided that such act or omission is not in violation of this Agreement and does not constitute negligence, misconduct, fraud or a willful violation of law by the Member. No Member shall be liable to the LLC or any other Member for any action taken by any other Member, nor shall any Member (in the absence of negligence, misconduct, fraud or a willful violation of law by the Member) be liable to the LLC or any other Member for any action of any employee or agent of the LLC provided that the Member shall have exercised appropriate care in the selection and supervision of such employee or agent.

          (b) Each Member and its respective partners, agents, employees and Affiliates (the "Indemnitees") shall be and hereby are (i) indemnified and held harmless by the LLC and (ii) released by the other Members from and against any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions for which such Indemnitee has not otherwise been reimbursed (collectively, "Liabilities"), whether judicial, administrative, investigative or otherwise, of any nature whatsoever, known or unknown, liquidated or unliquidated, that may accrue to the LLC or any other Member or in which any of the Indemnitees may become involved, as a party or otherwise, arising out of the conduct of the business or affairs of the LLC by the respective Indemnitee or otherwise relating to this Agreement, provided that an Indemnitee shall not be entitled to indemnification or release hereunder if it shall have been determined by (i) in the case of the Capital Member or an Indemnitee claiming by or through the Capital Member, a court of competent jurisdiction, or (ii) in the case of any Managing Member or an Indemnitee claiming by or through the Managing Member, by the Capital Member, that (x) such person did not act in good faith and in a manner such person reasonably believed to be in the best interests of the LLC and, in the case of a criminal proceeding, did not have reasonable cause to believe that its conduct was lawful, or (y) such Liabilities shall have arisen from a violation of this Agreement or the negligence, misconduct, fraud or willful violation of law by such Indemnitee, or actions of such Indemnitee outside the scope of and unauthorized by this Agreement, and provided further that an Indemnitee shall not be entitled to indemnification hereunder with respect to any liability arising in connection with its activities performed for or on behalf of any Portfolio Company, the securities of which have been sold or have been distributed to the Members pursuant to Article IV, if such activities were performed after the date on which such securities were sold or distributed. The termination of any proceeding by settlement shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that such person reasonably believed to be in the best interests of the LLC or that the Indemnitee did not have reasonable cause to believe that its conduct was lawful. The indemnification rights provided for in this Section 6.03 shall survive the termination of the LLC or this Agreement.

     Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the LLC prior to the final disposition thereof provided that the following conditions are satisfied: (i) the claim relates to the performance of duties or services by the Indemnitee on behalf of the LLC and (ii) the Indemnitee undertakes to repay the advanced funds to the LLC if it is ultimately determined that the Indemnitee is not entitled to be indemnified hereunder or under applicable law. The right of any Indemnitee to indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnitee's successors, assigns and legal representatives. The obligations of the Members under this Section 6.03(b) shall be satisfied only after any applicable insurance proceeds have been exhausted and then only out of LLC assets and, to the extent required by law, distributions made by the LLC to the Members, and the Members shall have no liability to fund any indemnification payment hereunder.

     6.04  Liability of Members.  The liability of the Members for the losses,
           --------------------
debts and obligations of the LLC shall be limited to their capital contributions; provided, however, that under applicable law, the Members may under certain circumstances be liable to the LLC to the extent of previous distributions made to them in the event that the LLC does not have sufficient assets to discharge its liabilities.

     6.05  Certain Fees and Expenses.  All out-of-pocket expenses reasonably
           -------------------------
incurred by any Member in connection with the LLC's business (including an allocable share of certain overhead and similar expenses of the Capital Member) shall be paid by the LLC or reimbursed to the Member by the LLC.

     6.06  Other Activities.
           ----------------

           (a) Subject to Sections 6.06(b) and Section 6.07 below, the Members and their respective Affiliates may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as directors, officers, stockholders, managers, members and general or limited partners of corporations, partnerships or other limited liability companies with purposes similar to or the same as those of the LLC. Neither the LLC nor any other Member shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

           (b) Each Managing Member agrees that (I) during his or her employment by the Employer, and (II) while he or she holds any interest in the LLC, and (III) for a period of three (3) years following termination of his or her employment relationship with the Employer if such employment is terminated:
(A) by the Managing Member voluntarily, or (B) by the Employer for Cause, such Managing Member will not, directly or indirectly:

                (x) recruit, solicit or induce, or attempt to induce, any employee or consultant of the Employer or of any Portfolio Company or of any Affiliate of any of them to terminate his or her employment with, or otherwise cease any relationship with, the Employer or any Portfolio Company or any Affiliate of any of them; or

                (y) solicit, divert, take away, or attempt to divert or take away, any investment opportunity with respect to any Portfolio Company or any investment opportunity with respect to any prospective investment or prospective portfolio company which the Employer contacted or solicited during such Managing Member's employment relationship with the Employer.

If any restriction set forth herein is found by any court to be unenforceable because it extends for too long a period of time, or over too great a range of activities, or over too broad a geographic area, the restriction shall be interpreted to extend only over the maximum period of time, range of activities, or geographic area which the court finds to be enforceable. Each Managing Member acknowledges and agrees that the restrictions contained in this Section 6.06(b) are necessary for the protection of the business and goodwill of the Employer, the Portfolio Companies and the Affiliates of any of them and are considered by such Managing Member to be reasonable for such purpose and that his or her interest in the LLC is being received partly in consideration for the foregoing covenant.

     6.07  Commitment of Members.  Each of the Managing Members hereby agrees to
           ---------------------
use its best efforts in connection with the purposes and objectives of the LLC and to devote to such purposes and objectives such of its time and resources as shall be necessary for the management of the affairs of the LLC.

     6.08  Conflicts of Interest.  No contract or transaction between the LLC
           ---------------------
and one or more of its Members or Affiliates, or between the LLC and any other corporation, partnership association or other organization in which one or more of its Members or Affiliates are directors, officers, members, managers or partners or have a financial interest, shall be void or voidable solely for such reason, or solely because the Member or Affiliate is present at or participates in any meeting of Managing Members which authorizes the contract or transaction, or solely because his, her or its votes are counted for such purpose, if:

               (i) the material facts as to his, her or its interest as to the contract or transaction are disclosed or are known to the Voting Managing Members and the Voting Managing Members authorize the contract or transaction by a vote sufficient for such purpose without counting the vote of any interested Voting Managing Member even though the disinterested Voting Managing Members may be less than a Majority in Number of the Voting Managing Members entitled to vote thereon; or

               (ii) the material facts as to his, her or its interest and as to the contract or transaction are disclosed or are known to the Voting Managing Members entitled to vote thereon, and the contract or transaction is specifically approved by a vote of the Voting Managing Members; or

               (iii) the contract or transaction is fair to the LLC or its Affiliates as of the time it is authorized, approved or ratified by the Voting Managing Members.

                                  ARTICLE VII

                       BOOKS, RECORDS AND BANK ACCOUNTS

     7.01  Books and Records.  The Managing Members shall keep or cause to be
           -----------------
kept just and true books of account with respect to the operations of the LLC. Such books shall be maintained at the LLC's principal place of business, or at such other place as the Members shall determine, and all Members, and their duly authorized representatives, shall at all reasonable times have access to such books as well as any information required to be made available to the Members under the Act. The Managing Members shall not be required to deliver or mail copies of the LLC's Certificate of Formation or copies of certificates of amendment thereto or cancellation thereof to the Members, although such documents shall be available for review and/or copying by the Members at the LLC's principal place of business.

     7.02  Accounting Basis and Fiscal Year.  The LLC's books shall be kept on
           --------------------------------
the accrual method of accounting, or on such other method of accounting as the Members may from time to time determine, and shall be closed and balanced at the end of each fiscal year of the LLC. The fiscal year of the LLC shall be the calendar year.

     7.03  Bank Accounts.  The Managing Members shall be responsible for causing
           -------------
one or more accounts to be maintained in a bank (or banks), which accounts shall be used for the payment of the expenditures incurred by the Managing Members in connection with the business of the LLC, and in which shall be deposited any and all cash receipts of the LLC. All deposits and funds not needed for the operations of the LLC may be invested in such short-term investments as the Managing Members may determine. All such amounts shall be and remain the property of the LLC, and shall be received, held and disbursed by the Managing Members for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the LLC, and no other funds shall in any way be commingled with such funds.

     7.04  Reports to Members.  Within 90 days after the end of each fiscal
           ------------------
year, the Managing Members shall cause the LLC to furnish to each Member (i) such information as may be needed to enable the Members to file their federal income tax returns and any required state income tax returns, and (ii) an audited balance sheet of the LLC as of the last day of such fiscal year, and audited financial statements of the LLC for such fiscal year. The cost of such reporting shall be paid by the LLC as a LLC expense. Any Member may, at any time, at its own expense, cause an audit of the LLC books to be made by a certified public accountant of its own selection. All expenses incurred by such accountant shall be borne by such Member.

                                 ARTICLE VIII

                       TRANSFERS OF INTERESTS OF MEMBERS

     8.01  Substitution and Assignment of Member's Interest.
           ------------------------------------------------

           (a) Subject to Section 8.01(b) below, no Managing Member may sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of its interest in the LLC (whether voluntarily, involuntarily or by operation of law), unless (i) the Capital Member and (ii) a Majority in Number of the Voting Managing Members (exclusive of the transferor) shall have previously consented to such transfer, assignment, pledge, hypothecation or disposition in writing, the granting or denying of which consent shall be in such Members' absolute discretion. The provisions of this Section 8.01(a) shall not be applicable to any assignment of the interest of a Managing Member to a Permitted Transferee (provided that no such Permitted Transferee may be admitted to the LLC as a substitute Member except as provided in Section 8.01(c) below). Subject to
Section 8.01(b) below, the Capital Member may sell, transfer, assign, pledge, hypothecate or otherwise dispose of all or any part of its interest in the LLC without the consent or approval of any other Member, provided that the transferee of any such interest may not be admitted to the LLC as a substitute Member except as provided in Section 8.01(c) below.

           (b) No assignment of the interest of a Member shall be made if, in the opinion of counsel to the LLC, such assignment (i) may not be effected without registration under the Securities Act of 1933, as amended, (ii) would result in the violation of any applicable state securities laws, (iii) would result in a termination of the LLC under Section 708 of the Code, unless such a transfer is consented to by (i) the Capital Member and (ii) a Majority in Number of the Voting Managing Members, (iv) would result in the treatment of the LLC as an association taxable as a corporation or as a "publicly-traded limited partnership" for tax purposes, unless such a transfer is consented to by all Members or (v) would require the LLC or any Fund to register as an investment company under the Investment Company Act of 1940, as amended, or as an investment advisor under the Investment Advisors Act of 1940, as amended. The LLC shall not be required to recognize any assignment until the instrument conveying such interest has been delivered to the LLC for recordation on the books of the LLC. Unless an assignee becomes a substituted Member in accordance with the provisions of Section 8.01(c), it shall not be entitled to any of the rights granted to a Member hereunder, other than the right to receive all or part of the share of the Net Profits, Net Losses, distributions of cash or property or returns of capital to which his assignor would otherwise be entitled.

           (c) An assignee of the interest of a Member, or any portion thereof, shall become a substituted Member entitled to all the rights of a Member if, and only if:

                (i)   the assignor gives the assignee such right;

                (ii) in the case of an assignee of a Managing Member, the Capital Member and a Majority in Number of the Voting Managing Members (exclusive of the assignor) consent to such substitution, the granting or denying of which consent shall be in the other Members' absolute discretion;

               (iii) in the case of an assignee of the Capital Member, a Majority in Number of the Voting Managing Members consent to such substitution, the granting or denying of which consent shall be in the Voting Managing Members' absolute discretion, except that, in the case of a transfer all or substantially all of the business or assets of CMGI (by sale of assets, sale of stock, merger or otherwise), including its indirect interest in the LLC, no such consent of the Voting Managing Members shall be required;

               (iv) the assignee or the assignor pays to the LLC all costs and expenses incurred in connection with such substitution, including specifically, without limitation, costs incurred in the review and processing of the assignment and in amending this Agreement; and

               (v) the assignee executes and delivers such instruments, in form and substance satisfactory to the LLC, as may be necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

Unless a Majority in Number of the Voting Managing Members (exclusive of the assignor) otherwise approve, any assignee of the interest of a Voting Managing Member who becomes a substitute Managing Member shall be and become a Voting Managing Member, and any assignee of the interest of a Non-Voting Managing Member who becomes a substitute Managing Member shall be and become a Non-Voting Managing Member.

          (d) The LLC and the Members shall be entitled to treat the record owner of any interest in the LLC as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest has been received and accepted by the Managing Members and recorded on the books of the LLC. The Managing Members may refuse to accept an assignment until the end of the next successive quarterly accounting period. In no event shall any interest in the LLC, or any portion thereof, be sold, transferred or assigned to a minor or incompetent, and any such attempted sale, transfer or assignment shall be void and ineffectual and shall not bind the LLC.

          (e) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights hereunder, but solely for the purpose of settling his estate or administering his property, and in no event shall such executor, administrator, guardian, conservator or legal representative participate in any way in the conduct of the business of the LLC, or in the making of any decision or the taking of any action provided for hereunder (including without limitation, Section 6.01(a) or (b)) for any other purpose. If a Member is a corporation, trust or other entity, and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

     8.02  Additional Members.
           ------------------

           (a) Except as provided in Section 8.01, additional Members may be admitted to the LLC only upon the written consent of the Capital Member and a Majority in Number of the Voting Managing Members. Any such consent shall specify (i) the capital contribution, if any, and the Percentage Interest of the additional Member, (ii) whether such Managing Member is a Voting or Non-Voting Managing Member and (iii) any other rights and obligations of such additional Member. Such approval shall bind all Members. In connection with any such admission of an additional Member, this Agreement (including Schedules A and B)
                                                             -----------     -
shall be amended to reflect the additional Member, its capital contribution, if any, its Percentage Interest, its Vesting Commencement Date, and any other rights and obligations of the additional Member. In connection with any such admission of an additional Member, the Percentage Interest or other rights and interests of the Capital Member in the LLC may not be diluted or otherwise modified or adjusted without the specific written consent of the Capital Member.

           (b) Unless all Voting Managing Members (exclusive of those with respect to whom an Event of Forfeiture has occurred) otherwise agree, in connection with the admission of any additional Managing Member to the LLC, the Percentage Interests of all Managing Members shall be diluted proportionately based on their respective Percentage Interests immediately prior to any such admission.

           (c) Each Managing Member, and each person who is hereinafter admitted to the LLC as a Managing Member, hereby (i) consents to the admission to the LLC of any such third party on such terms as may be approved by the Members in accordance with this Section 8.02, and to any amendment to this Agreement which may be necessary or appropriate to reflect the admission of any such third party and the terms of its interest in the LLC, and (ii) acknowledges that, in connection with any admission of any such person, such Member's interest in allocations of Net Profits and Net Losses and distributions of cash and property of the LLC, and net proceeds upon liquidation of the LLC, may be diluted or otherwise altered (subject to the provisions of this Section 8.02). Any amendment to this Agreement which shall be made in order to effectuate the provisions of this Section 8.02 shall be executed by the Capital Member and a Majority in Number of the Voting Managing Members, and any such amendment shall be binding upon all of the Members.

     8.03  Reallocation of Percentage Interests.  The Voting Managing Members,
           ------------------------------------
by action of a Majority in Number thereof, may not later than 10 business days following the commencement of any fiscal year, elect to modify the respective Percentage Interests of the Managing Members. Any such determination to modify the Percentage Interests of the Managing Members shall be made based on the respective professional and managerial contribution and anticipated contribution to the business of the LLC of the Managing Members, and any such determination shall take effect as of the first day of such fiscal year, and shall not otherwise have any retroactive effect. In no event shall the Percentage Interest of the Capital Member be modified or adjusted as a result of this Section 8.03. In connection with any such adjustment, Schedule B shall be amended accordingly, and all Members shall
                 ----------
be bound by the determination of a Majority in Number of the Voting Managing Members.

                                  ARTICLE IX

                          DISSOLUTION AND TERMINATION

     9.01  Events of Dissolution.
           ---------------------

           (a)  The LLC shall be dissolved:

                (i) on a date designated in writing by (A) the Capital Member and (B) a Majority in Number of the Voting Managing Members;

                (ii) following the dissolution (following which the business is not continued) of the last to dissolve of the Funds, and the liquidation of all of assets of the Funds and the winding up of their respective businesses;

                (iii) upon the sale or other disposition of all of the LLC's assets; or

                (iv)  upon the entry of a decree of judicial dissolution under
     Section 18-802 of the Act.

           (b) Dissolution of the LLC shall be effective on the day on which the event occurs giving rise to the dissolution, but the LLC shall not terminate until the LLC's Certificate of Formation shall have been cancelled and the assets of the LLC shall have been distributed as provided herein. Notwithstanding the dissolution of the LLC, prior to the termination of the LLC, as aforesaid, the business of the LLC and the affairs of the Members, as such, shall continue to be governed by this Agreement. A liquidator appointed by the Voting Managing Members (who may be a Member), shall liquidate the assets of the LLC, and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the LLC's Certificate of Formation.

     9.02  Distributions Upon Liquidation.
           ------------------------------

           (a) After payment of liabilities owing to creditors, the liquidator shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC (including without limitation, any liabilities or obligations to the Funds). Said reserves may be paid over by such liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as such liquidator may deem advisable, such reserves shall be distributed to the Members or their assigns in the manner set forth in paragraph (b) below.

           (b) After paying such liabilities and providing for such reserves, the liquidator shall cause the remaining net assets of the LLC to be distributed to all Members with positive Capital Account balances (after such balances have been adjusted to reflect all debits and credits required by applicable Treasury Regulations under Section 704(b) of the Code for all events through and including the distribution in liquidation of the LLC), in proportion to and to the extent of such positive balances. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the liquidator may take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the LLC are to be distributed in kind, such assets shall be distributed on the basis of their fair market value net of any liabilities. No Member other than the Capital Member shall have any right or interest in or to the name "@ Ventures" and all rights and interest in such name shall, upon termination of the LLC, be assigned and transferred to the Capital Member.


                                   ARTICLE X

                                 MISCELLANEOUS

     10.01  Notices.  Except as otherwise specifically provided in this
            -------
Agreement, any and all notices, requests, elections, consents or demands permitted or required to be made under this Agreement shall be in writing, signed by the Member giving such notice, request, election, consent or demand, and shall be delivered personally, or sent by registered or certified mail, or by overnight mail, Federal Express or other similar commercial overnight courier, to the other Member or Members at their addresses set forth in Schedule
                                                                        --------
A, and, in the case of a notice to the LLC, at the address of its principal
-
office as set forth in Article I hereof, or at such other address as may be supplied by written notice given in conformity with the terms of this Section
10.01. The date of personal delivery, three days after the date of mailing, the business day after delivery to an overnight courier, as the case may be, or the date of actual delivery if sent by any other method, shall be the date of such notice.

     10.02  Successors and Assigns.  Subject to the restrictions on transfer set
            ----------------------
forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

     10.03  Amendments.  Except as otherwise specifically provided in this
            ----------
Agreement (including without limitation, Section 3.04 and Article VIII), this Agreement may be amended or modified only by (i) the Capital Member and (ii) a Majority in Number of the Voting Managing Members; provided that (x) no such amendment shall increase the liability of, increase the obligations of or adversely affect the interest of, any Member without the specific approval of such Member (other than upon the occurrence of an Event of Forfeiture, upon admission of a Managing Member in accordance with Section 8.02 or upon the adjustment of the Percentage Interests of the Managing Members in accordance with Section 8.03); (y) if any provision of this Agreement provides for the approval or consent of a greater number of Members or of Members holding a higher percentage of the total Percentage Interests of the Members, any amendment effectuated pursuant to such provision, and any amendment to such provision, shall require the approval or consent of such greater number of Members or of Members holding such higher percentage of Percentage Interests; and (z) subject to clauses (x) and (y) above, any amendment to this Section
10.03 shall require the approval of (i) the Capital Member and (ii) Managing Members holding not less than two-thirds of all Percentage Interests held by all Managing Members.

     10.04  Partition.  The Members hereby agree that no Member nor any
            ---------
successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement, the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

     10.05  No Waiver.  The failure of any Member to insist upon strict
            ---------
performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     10.06  Entire Agreement.  This Agreement constitutes the full and complete
            ----------------
agreement of the parties hereto with respect to the subject matter hereof.

     10.07  Captions.  Titles or captions of Articles or sections contained in
            --------
this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     10.08  Counterparts.  This Agreement may be executed in a number of
            ------------
counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

     10.09  Applicable Law.  This Agreement and the rights and obligations of
            --------------
the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

     10.10  Gender, Etc.  In the case of all terms used in this Agreement, the
            -----------
singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

     10.11  Creditors.  None of the provisions of this Agreement shall be for
            ---------
the benefit of or enforceable by any creditor of any Member or of the LLC other than a Member who is such a creditor of the LLC.

     IN WITNESS WHEREOF, the Members have signed and sworn to this Agreement under penalties of perjury as of the date first above written.

                    CAPITAL MEMBER:

                    CMG @ VENTURES CAPITAL CORP.


                    By: /s/ Andrew J. Hajducky III
                        --------------------------

                    Name: Andrew J. Hajducky III

                    Title: Authorized Signer

                    MANAGING MEMBERS:

                    /s/ Guy A. Bradley
                    ------------------
                    Guy A. Bradley

                    /s/ Jonathan Callaghan
                    ----------------------
                    Jonathan Callaghan

                    /s/ Peter H. Mills
                    ------------------
                    Peter H. Mills

                    /s/ Marc Poirier
                    ----------------
                    Marc Poirier

                    /s/ Brad Garlinghouse
                    ---------------------
                    Brad Garlinghouse

                    /s/ Denise W. Marks
                    -------------------
                    Denise W. Marks

                    /s/ David J. Nerrow, Jr.
                    ------------------------
                    David J. Nerrow, Jr.